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                              EMPLOYMENT AGREEMENT


         AGREEMENT made the 1st day of January, 1998 between INTERCARGO CORPORATION, a Delaware corporation (hereinafter referred to as "Intercargo" or "Employer") and ROBERT KIELBAS (hereinafter referred to as the "Employee").

         WHEREAS, Intercargo is an insurance holding company which itself or through its related or affiliated entities, sells and/or underwrites surety bonds (including U.S. customs bonds), marine cargo insurance, errors and omissions insurance and other lines, and through its own agency and various sub-producers sells the said insurance products of Intercargo and of its related or affiliated entities and of other insurance companies, and engages in such other lawful business which it may pursue from time to time:

         WHEREAS, Employee wishes to be employed by Intercargo to perform management and executive services for it and its subsidiaries; and

         WHEREAS, Employee is willing to be employed by Intercargo, and Intercargo is willing to employ Employee, on the terms and conditions hereinafter set forth.

         WHEREAS, Intercargo and Employee agree that this Agreement will supersede the terms and conditions of any and all prior understandings and past practices between them regarding employment, whether written or oral.

         NOW, THEREFORE, intending to be legally bound and in consideration of the mutual covenants contained herein and other valuable consideration, the receipt of which is hereby acknowledged, Intercargo and Employee hereby agree as follows:

1. TERM. The term of this Agreement (the "Term") shall commence on the date hereof and, subject to the terms and conditions contained herein, shall continue for a period of one (1) year. Thereafter, should Employee wish to remain employed and should Intercargo wish to continue to employ Employee, this Agreement shall continue and have full force and effect, except that either party may terminate the Agreement for any reason and at anytime, with 30 days' written notice to the other party. Upon termination of Employee's employment, all conditions and covenants of this Agreement remain in full force and effect.

2. DUTIES. Employee shall serve as President of Trade Insurance Services, Inc. ("TIS"), and will be responsible for all aspects of management of Intercargo's agency operations, including administrative, sales, marketing, other executive services and other duties which may be assigned by the President of Intercargo. Employee shall faithfully, industriously and the best of his ability and talent perform all duties that may be required of and from


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     him. Employee agrees to devote substantially all of his business time and attention (except for permitted vacation periods and reasonable periods of illness) to the business and affairs of Intercargo and its subsidiaries.

3. COMPENSATION. For all the services to be rendered by Employee hereunder, Intercargo agrees to pay Employee:

     (A)  BASE SALARY.

          i. An annual salary of Two Hundred Fifteen Thousand Dollars ($215,000.00), payable periodically in accordance with Intercargo's regular compensation payment schedule;

          ii. Employee shall be entitled to an annual salary review beginning in January 1998; however, whether Employee shall receive any increase in salary is in the discretion of the President of Intercargo and subject to approval of the Compensation Committee of the Board of Directors.

     (B) BONUS. Employee shall be eligible to participate in any Executive Incentive Compensation Plan for calendar years 1998 and beyond. Whether Employee shall receive a bonus at any time shall be in the sole discretion of the President of Intercargo subject to approval of the Compensation Committee of the Board of directors.

     (C) EMPLOYEE BENEFITS. Employee shall be entitled to benefits under and in accordance with the terms and conditions of any pension or profit sharing plan, disability income plan, group insurance plan, hospital and surgical benefit plan, or any other incentive, retirement or employee benefit plan for which senior executive employees of Intercargo generally are eligible. Nothing herein, however, shall be construed to either create an employee benefit if none presently exists or prevent the alteration or termination of an employee benefit for similarly situated employees of Intercargo.

     (D) VACATION: TIME OFF. Employee shall be entitled to take such holidays and sick leave as Intercargo may reasonably determine, consistent with the performance of his duties hereunder and the then current policies of Intercargo in respect to such matters. Notwithstanding any current policies of Intercargo with respect to vacation, however, Employee shall be entitled to four weeks vacation "annually." Annually shall be defined by the term year. Employee may "carry over" up to two weeks of unused vacation days to the following contract year. In no event, however, shall employee be entitled to accumulate a total of more than two weeks of time from prior contract years.

     (E) EXPENSES. Intercargo agrees to pay reasonable expenses of Employee incurred in connection with Employee's execution of his duties hereunder.


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     (F)  AUTOMOBILE. Employee shall be entitled to an Intercargo leased automobile or an auto allowance not to exceed $750 per month.

     (G) COUNTRY CLUB MEMBERSHIP. Employee shall be entitled to use of an Intercargo owned country club membership at Royal Melbourne Country Club so long as Intercargo maintains a corporate country club membership at that country club. In the event Intercargo elects to terminate it's corporate membership, Employee shall have the opportunity to convert the membership to one for his individual use, and Employee shall be responsible for the costs of converting and maintaining that membership.

     (H) STOCK OPTIONS. In consideration of this Agreement and pursuant to Intercargo Corporation's Non-Qualified and Incentive Stock Option Plan dated July 28, 1987, as amended, (the "Plan"), Employee shall be issued an award agreement dated as of the date of this Agreement (the "Award Agreement"), granting Employee the option rights to acquire 10,000 shares of common stock of Intercargo ("Common Stock"). The Award Agreement shall provide that the stock options exercise rights shall vest at a rate of 2,000 shares on each of the following dates provided that Employee remains employed by Intercargo in the years 1998, 1999, 2000, 2001 and 2002, and may otherwise be exercisable thereafter within the maximum period allowed by applicable law and the terms of the Plan. The purchase price for a share of Common Stock under the Award Agreement shall be based on the closing market price on the signing date of this Agreement.

4. TERMINATION FOR CAUSE. During the first year of this Agreement, Employer may terminate this Agreement and immediately discharge Employee for the following reasons: failure to properly service the business assigned to or produced by Employee; failure to meet performance standards or sales goals; any violation of any rule or regulation that may be established from time to time for the conduct of Employer's business; failure of Employee to perform any of his duties or obligations under this Agreement; breach of any covenants or agreements under this Agreement; failure to render services satisfactory to Employer; or failure of Employee to conduct all of his activities, both business and personal, with full ethical and moral propriety. Any termination by Employer pursuant to this paragraph shall be made by Employer in its sole discretion, but shall be made reasonably and in good faith.

5. TERMINATION UPON DISABILITY. If Employee is unable to perform the essential functions of his or her position by reason of illness or incapacity for a period in excess of any absence authorized by Employer, but not less than six (6) months or, in the event of a disability as defined under the American with Disabilities Act which materially interferes with Employee's ability to perform the essential tasks of his responsibilities, even with Employer's reasonable accommodation of Employee's disability (unless reasonable accommodation would


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     present undue hardship to Employer), this Agreement shall be terminated.
     Employee shall be entitled to participate in Employer's long-term disability program, to the extent Employee is qualified and entitled.

6. TERMINATION UPON DEATH DURING EMPLOYMENT. If Employee dies during the term of this employment, this Agreement shall terminate and Employer shall pay to the estate of Employee the compensation which would otherwise be payable to Employee up to the date of Employee's death, subject to the right of Employer to set-off any amounts due and owing by Employee to Employer.

7. PROPERTY RIGHTS. For purposes of this paragraph 7 and paragraphs 8 through 13, the term Intercargo shall include Intercargo and all related and affiliated entities, and references to Intercargo shall also be deemed references to such related and affiliated entities as the context may require.

     (a) All information determined by the facts and applicable law to be confidential which relates to the business of Intercargo, which may include, but not be limited to policy forms, agency and sub-producer relationships, product and financial plans, information on pricing and customers, fees and services provided therefore, shall be treated as confidential by Employee both during and after the termination of Employee's employment.

     (b) All data, whether written or electronically stored, computer print-outs and other records and written material prepared or compiled by Employee or furnished to Employee while in the employ of Intercargo and which relate to the business of Intercargo are the property of Intercargo, and shall be the sole and exclusive property of Intercargo and none of such data, computer printouts or other records, or copies thereof, shall be retained by Employee upon separation of his employment for any reason.

8.   CONFIDENTIALITY: NON-SOLICITATION OF EMPLOYEES: NON-DISPARAGEMENT.

     From and after the date hereof,

     (a) Employee will maintain in confidence and will not, directly or indirectly, use, publish or otherwise disclose to any competitor of Intercargo or other third party, except as required by law or as may be expressly permitted by Intercargo, any trade secrets, confidential, proprietary, and other non-public information of a similar nature belonging to Intercargo or to which Intercargo has any rights, except to the extent, if any, that any such information is or becomes generally known or is readily ascertainable by proper means ("Confidential Information"), whether or not such Confidential Information is in written or electronic form, or exists as "know how" or as knowledge gained through his employment by Intercargo. Such Confidential Information includes, but is not limited to, proprietary technical and business information relating to any non-public financial information, business or product plans or costs, existing or prospective customers or customer lists, pricing data or other terms of sales, customer requirements, buying history or underwriting



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          or risk assessment information, the identity of agents or customers or prospective agents or customers, products, coverages, the terms of any reinsurance, fronting or other agreements of Intercargo, subject to the same exception stated in the preceding sentence;

     (b) Employee will not solicit or induce, either directly or through others, any employees of Intercargo to terminate such relationship, or make contact with any such employees with the principal purpose of violating this section; and

     (c) Employee shall not disparage the business, employees, officers or directors of Intercargo. All duties and obligations set forth herein shall be in addition to those which exist by common law or statute. Employee's obligations under this Agreement with respect to Confidential Information shall extend to information belonging to any client, vendor or customer of Intercargo and their agents and employees, where such information is considered by such client, vendor or customer of Intercargo and by their agents and employees to be Confidential.

9.   NON-COMPETITION: NON-SOLICITATION OF CUSTOMERS AND AGENTS.

     (a) Employee shall not for 12 months following his separation from Intercargo for any reason ("Restricted Period"), call upon, or solicit through any independent agent, any person, entity or business who was an existing insured of Intercargo at any time during the period commencing sixty (60) months prior to Employee's separation from Intercargo's employment through the end of the Restricted Period for the purpose of selling to or through such customers or agents any insurance coverages or surety bonds of a type offered by Intercargo during such period. The term "existing or prospective customers" of Intercargo as used in this paragraph shall be defined and construed to mean any and all persons, corporations, partnerships, firms, associations, businesses or other entities for whom or through whom Intercargo engages in the business of providing insurance, surety bonds or conducting related business or for whom or through whom Intercargo actively sought or seeks to engage in such business during the period commencing sixty (60) months prior to Employee's separation from Intercargo's employment through the end of the Restricted Period and shall include agents and subagents of Intercargo notwithstanding that such persons or entities may have been induced to become customers and/or agents and given their patronage to Intercargo by the efforts and solicitations of Employee, or someone on his behalf;

     (b) Employee shall not, during the Restricted Period, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, agent, stockholder, consultant, independent contractor or otherwise, any



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          individual, partnership, firm, corporation, proprietorship, association or other business organization or entity which causes the diversion of the business of Intercargo to competitors.

     The restrictions in this paragraph 9 shall be limited to any county of any state of the United States or any comparable jurisdiction of any foreign country in which Intercargo, directly or through subsidiaries during the Term of this Agreement or the Restricted Period, has been or is engaged in the business described in the Recitals or this paragraph.

10. EMPLOYEE ACKNOWLEDGEMENT. Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Intercargo under this Agreement, and hereby acknowledges and agrees that the same is reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to Intercargo, do not stifle the inherent skill and experience of Employee, do not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interest of Intercargo and do not confer a benefit upon Intercargo disproportionate to the detriment of the Employee.

11. EXTENSION OF DURATION. In addition to the remedies Intercargo may seek and obtain pursuant to paragraph 13 hereof, the restrictions of paragraphs 8 and 9 shall be extended by any and all periods during which the Employee shall have been found by a court possessing personal jurisdiction over Employee to have been in violation of the covenants in paragraphs 8 and 9.

12. JUDICIAL MODIFICATION. The parties hereby agree that if the scope or enforceability of the covenants in paragraphs 8 and 9 hereof are in any way disputed at any time, a court or other trier of fact may modify and enforce said covenants to the extent that it believes them to be reasonable under circumstances existing at that time.

13. INJUNCTIVE RELIEF. Employee acknowledges that compliance with the restrictive covenants herein is necessary to protect the business and good will of Intercargo, and that a breach of these restrictions will cause irreparable damage to Intercargo for which monetary damages may not be adequate. Consequently, Employee agrees that in the event that he breaches or threatens to breach any of the restrictive covenants contained herein, Intercargo shall be entitled to both (i) a temporary, preliminary and/or permanent injunction in order to prevent the continuation of such harm, and
     (ii) money damages insofar as they can be determined. Notwithstanding any of the foregoing, nothing in this Agreement shall be construed to prohibit Intercargo or Employee from also pursuing any other remedy, the parties having agreed that all remedies are to be cumulative. As money damages for the period of time during which Employee violates the restrictive covenants, Intercargo shall be


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     entitled to recover the amount of fees, compensation or other remuneration earned by Employee as a result of any such breach.

14. NOTICES. Any and all notices required or permitted to be given under this Agreement will be sufficient if furnished in writing, sent by personal delivery, telex, telecopier or certified mail, return receipt requested, to the applicable address set forth below (or such other address as may from time to time be designated by notice by any party hereto for such purpose):

         To Employee:               Robert Kielbas
                                    1610 Galloway
                                    Barrington, IL   60010

         To Intercargo:             Intercargo Corporation
                                    Attn:  President
                                    1450 E. American Lane, 20th Floor
                                    Schaumburg, IL   60173

         Copy to:                   Rudnick & Wolfe
                                    203 North LaSalle Street, Suite 1800
                                    Chicago, IL   60001
                                    Attn:  Michael L. Sklar

         Notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by telex or telecopy, on the business day following receipt of answer back or telecopy confirmation or, if by certified mail, on the date shown on the applicable return receipt.

15.  MISCELLANEOUS.

     (a) Except for other documents referenced in this Agreement, this written Agreement contains the sole and entire Agreement between the parties, and supersedes any and all other agreements between them.

     (b) The waiver by either party of a breach of any provision of this Agreement, shall not operate as, or be construed a waiver of any subsequent breach thereof. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith.

     (c) In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     (d) In any action, special proceedings or other proceedings that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Illinois shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which the action or special proceeding may be instituted.

     (e) The section headings contained herein are inserted for ease of reference only and shall not control or affect the meaning or construction of the provisions hereof.

     (f) This Agreement shall be binding on and inure to the benefit of the respective parties and their respective heirs, legal representatives, successors and assigns.


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     IN WITNESS WHEREOF, Intercargo has hereunto caused this Agreement to be executed by its duly authorized officers and the Employee has hereunto set his hand, all being done in duplicate originals with one being delivered to each party on the 5th day of March, 1998.

Executed at Schaumburg, Illinois on the date first above written.


INTERCARGO CORPORATION                                       EMPLOYEE


By: /s/ Stanley A. Galanski                         /s/ Robert Kielbas
   ------------------------                         ---------------------------
     Its: President                                 Robert Kielbas